EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT
                               As of March 1, 1998

                                                                  Percentage Of
                                                                   Voting Stock
                                                                     Owned Or
                                                      Place of    Controlled By
                Name                               Incorporation  The Registrant
           -------------                           -------------  --------------

Whitman Corporation (Registrant)......................Delaware
   Pepsi-Cola General Bottlers, Inc...................Delaware          80%
     GB Baltics LLC...................................Delaware          80
       GB Estonia LLC.................................Delaware          80
         Pepsi-Cola General Bottlers Estonia U/O......Estonia           80
     GB International, Inc............................Delaware          80
     GB Latvia LLC....................................Delaware          80
       Pepsi-Cola General Bottlers Latvia LTD.........Latvia            80
     GB Lithuania LLC.................................Delaware          80
       UBA Pepsi-Cola General Bottlers................Lithuania         80
     Genadco Advertising Agency, Inc..................Illinois          80
     General Bottlers, Inc............................Delaware          80
     General Bottlers Sp.z.o.o........................Poland            80
     Iowa Vending, Inc................................Delaware          80
     Kolmar Products Corporation......................Wisconsin         80
     Marquette Bottling Works, Inc....................Michigan          80
     Neva Holdings LLC................................Delaware          80
       GB Russia LLC..................................Delaware          80
         O.O.O. Pepsi-Cola General Bottlers...........Russia            80
     Northern Michigan Vending, Inc...................Michigan          80
     PCGB, Inc........................................Illinois          80
     Pepsi-Cola Bottling Company of Bloomington, Inc..Delaware          80
     Pepsi-Cola General Bottlers of Wisconsin, Inc... Wisconsin         80
     Pepsi-Cola General Bottlers of Indiana, Inc......Delaware          80
     Pepsi-Cola General Bottlers of Iowa, Inc.........Iowa              80
     Pepsi-Cola General Bottlers of Ohio, Inc.........Delaware          80
     Pepsi-Cola General Bottlers of Princeton, Inc....West Virginia     80
     Pepsi-Cola General Bottlers of Virginia, Inc.....Virginia          80
   IC Equities, Inc...................................Delaware         100
   Illinois Center Corporation........................Delaware         100
   Mid-America Improvement Corporation................Illinois         100
   South Properties, Inc..............................Illinois         100
     Environ of Inverrary, Inc........................Florida          100
     S&T of Mississippi, Inc..........................Mississippi      100
   Whitman Insurance Co., Ltd.........................Bermuda          100
   Whitman Leasing, Inc...............................Delaware         100

     The names of certain subsidiaries are omitted because such subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.